Exhibit 10.12

RIGHT OF FIRST REFUSAL AGREEMENT

This Right of First Refusal Agreement (this “Agreement”), dated as of January 7, 2011 by and between VTB Holdings, Inc., a Delaware corporation (the “Company”) and the holders of the Company’s Series B Preferred Stock (each, a “Series B Preferred Stockholder” and together with any transferees or additional holders of the Series B Preferred Stock, the “Series B Preferred Stockholders”).

RECITALS

A. This Agreement is being entered into in connection with the consummation of the reorganization transactions contemplated by that certain Contribution Agreement (the “Contribution Agreement”) dated January 7, 2011 by and among Voyetra Turtle Beach, Inc., the Company, and the other signatories thereto.

B. The parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations with respect to the Company’s Series B Preferred Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

1.1. Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, (i) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, ten percent (10%) or more of the stock having ordinary voting power in the election of directors of such Person, (ii) each Person that controls, is controlled by or is under common control with such Person, and (iii) each of such Person’s officers, directors, managers (in the case of any Person that is a manager-managed limited liability company), and general partners. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. With respect to any natural person, “Affiliates” shall also include, without limitation, such person’s spouse, issue, parents, siblings, and any trust the beneficiaries or grantor of which are limited solely to such person and/or such other persons.

“Authority” means the United States of America or any other nation, any state or other political subdivision thereof, or any entity, agency or authority (foreign, federal, state or local) exercising executive, legislative, judicial, regulatory or administrative functions of government or any court, tribunal or arbitrator, and any self-regulatory organization.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or day on which banks are permitted or required to close in the State of New York.

“Permitted Transferee” means in the case of any Series B Preferred Stockholder that is or becomes a party to this Agreement and its Permitted Transferees, (A) such Series B Preferred Stockholder, or (B) the spouse or lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of such Series B Preferred Stockholder, or (C) any trust, the beneficiaries of which, any charitable trust, the grantor of which, or any corporation, limited liability company, partnership or other entity, the stockholders, members, general or limited partners or owners of which include only such Series B Preferred Stockholder or its Permitted Transferees.

“Person” means an individual, a general or limited partnership, a corporation, a limited liability company, an association, a joint stock company, a business or other trust, a joint venture, a company, an unincorporated organization, an Authority or any other legal entity.

“SEC” means the Securities and Exchange Commission.

“Series B Preferred Shares” means shares of the Company’s Series B Preferred Stock.

“Series B Preferred Stock” means the Company’s Series B Preferred Stock, par value $.01.

“Stripes Group” means SG VTB Holdings, LLC and its transferees and assigns.

“Transfer” means the making of any sale, exchange, assignment, hypothecation, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer or grant of voting rights or any other beneficial interest in any of the Series B Preferred Shares, the creation of any other claim thereto or any other transfer or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to such Series B Preferred Shares.

ARTICLE II

RESTRICTIONS ON TRANSFERABILITY

2.1. Restrictions on Transfer. Each Series B Preferred Stockholder agrees not to Transfer any Series B Preferred Shares (or solicit any offers in respect of any Transfer of any Series B Preferred Shares) other than upon the conditions specified under Sections 2.2, 3.1 or 3.2 of this Agreement.

2.2. Permitted Transferees. Notwithstanding anything in this Agreement to the contrary, any Series B Preferred Stockholder may at any time Transfer any or all of its Series B Preferred Shares to one or more of its Permitted Transferees without compliance with Sections 3 so long as (i) Series B Preferred Stockholder provides the Company notice of the proposed Transfer to its Permitted Transferee at least fifteen (15) days in advance of such Transfer, (ii) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement and (iii) the Transfer to such Permitted Transferee is not in violation of applicable federal or state securities laws, as reasonably determined by the Company.

2.3. Effect of Prohibited Transfers. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio and the Company shall not register such attempted Transfer on its books. In such event, the Company and the other parties hereto shall have, in addition to any other legal or equitable remedies that they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law), and the Company shall have the right to refuse to recognize any transferee for any purpose.

ARTICLE III

RIGHTS OF REFUSAL

3.1. Stockholder Right of First Refusal.

(a) In the event that any Series B Preferred Stockholder proposes to sell any or all of such Series B Preferred Stockholder’s Series B Preferred Shares pursuant to a bona fide written offer from an unaffiliated third party, prior to accepting such offer, such Series B Preferred Stockholder (the “Selling Stockholder”) will first offer to sell such Series B Preferred Shares to the Company pursuant to this Article III.

(b) The Selling Stockholder shall deliver a written notice of any such bona fide offer (a “Sale Notice”) to the Company, describing in reasonable detail the Series B Preferred Shares proposed to be sold, the name of the transferee, the purchase price and all other material terms of the proposed Transfer. Upon receipt of a Sale Notice, the Company shall have the right and option, for fifteen (15) days from the date of the Sale Notice, to notify the Selling Stockholder of an intent to purchase all or any part of the Series B Preferred Shares proposed to be sold by the Selling Stockholder at the price per share and on the terms of the proposed

Transfer set forth in the Sale Notice. Within fifteen (15) days after receipt of the Sale Notice, the Company shall deliver a written notice to the Selling Stockholder (a “Stockholder Response Notice”) stating whether or not the Company wishes to purchase all or any part of such offered Series B Preferred Shares. Absent the delivery of a Stockholder Response Notice to the Selling Stockholder within the fifteen (15) day period following receipt of the Sale Notice, the Company shall be deemed to have waived its right of first refusal under this Section 3.1(b). If the Company elects to purchase all or any part of the offered Series B Preferred Shares, the closing of the purchase and sale of such Series B Preferred Shares shall be held at the place and on the date established in the Stockholder Response Notice, which in no event shall be less than ten (10) or more than forty-five (45) days from the date of such Stockholder Response Notice. In any case where non-fungible property such as real estate constitutes part of the purchase price included in the bona fide offer or where any aspect of the terms of such offer depends on the unique attributes of the proposed transferee or otherwise cannot be precisely and reasonably duplicated by someone other than such transferee, purchases by the Company shall be made on terms that constitute the reasonable economic equivalent of the price and terms of such bona fide offer, as determined by the Board of Directors in good faith.

(c) In the event that the Company does not elect to purchase all of the offered Series B Preferred Shares, the Selling Stockholder may, subject to the other provisions of this Agreement, sell the portion of the offered Series B Preferred Shares not purchased by the Company to the transferee specified in the Sale Notice at a price no less than the price specified in the Sale Notice and on other terms no more favorable to the transferee(s) thereof than specified in the Sale Notice during the forty-five (45)-day period immediately following the last date on which the Company could have elected to purchase the offered Series B Preferred Shares; provided, however, that no such sale shall be made unless the transferee executes and delivers a joinder to this Agreement in accordance with Section 5.2 hereof. Any such Series B Preferred Shares not transferred within such forty-five (45)-day period will be subject to the provisions of this Article III upon subsequent Transfer.

ARTICLE IV

CONFIDENTIALITY

4.1. Confidentiality. Each Series B Preferred Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information or data obtained from the Company or any of its subsidiaries (other than information or data that is or becomes available to the public other than as a result of a breach of this Article IV); provided, however, that each Series B Preferred Stockholder may disclose confidential information (a) to such Series B Preferred Stockholder’s Affiliates and officers, directors, principals, employees, advisors, auditors, agents, bankers and other representatives if the Series B Preferred Stockholder informs such Persons of the confidential nature of such information and takes reasonable steps to ensure that such Persons treat such information as confidential or (b) as may otherwise be required by applicable law. Nothing in this Article IV shall limit the confidentiality obligations of the Series B Preferred Stockholders under applicable law or any other agreements to which they may be party.

ARTICLE V

MISCELLANEOUS

5.1. Termination of Prior Agreement. The parties hereto agree that that certain Right of First Refusal Agreement between Voyetra Turtle Beach, Inc. and the holder specified therein, dated October 12, 2010, is hereby terminated and of no further force or effect.

5.2. Legend. Each certificate evidencing Series B Preferred Shares, if any, shall bear the following legend (in addition to any other legend required under applicable law):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A RIGHT OF FIRST REFUSAL AGREEMENT BY AND BETWEEN THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, AS AMENDED FROM TIME TO TIME (THE “RIGHT OF FIRST REFUSAL AGREEMENT”), A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE SALE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE OR OTHERWISE DISPOSABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.

5.3. Additional Stockholders. The issuance to, or transfer of any Series B Preferred Shares by, any Series B Preferred Stockholder (including via the exercise of any option to purchase the Company’s Common Stock) shall be contingent upon the holder becoming a party to this Agreement by executing and delivering a joinder to this Agreement satisfactory in form and substance to the Company which joinder provides that such transferee agrees to be fully bound by this Agreement.

5.4. Amendment; Waiver. This Agreement may be amended or modified, or any provision hereof may be waived; provided that such amendment, modification or waiver is set forth in a writing executed by the Company and the Series B Preferred Stockholders that own among them more than 50% of the Series B Preferred Shares. Any amendment or waiver effected in accordance with this Section shall be binding upon the each of the Series B Preferred Stockholders and each future holder of any of such Series B Preferred Shares, and the Company.

5.5. Termination. This Agreement shall terminate immediately upon the redemption of all of the Series B Preferred Shares.

5.6. Severability. The invalidity or unenforceability of any particular provision, or part of any provision, of this Agreement shall not affect the other provisions or parts hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions or parts were omitted. Upon any such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

5.7. Governing Law; Submission to Jurisdiction; Trial by Jury. This Agreement is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New York (and United States federal law, to the extent applicable), irrespective of the principal place of business, residence or domicile of the parties hereto, and without giving effect to otherwise applicable principles of conflicts of law. Nothing contained herein shall prevent or delay any party hereto from seeking, in any court of competent jurisdiction, specific performance or other equitable remedies in the event of any breach or intended breach by any other party hereto of any of its obligations hereunder. Each of the parties hereto hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the federal courts of the United States of America located in the United States District Court for the Southern District of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby. Each of the parties hereto irrevocably agrees that all claims in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, or with respect to any such action or proceeding, shall be heard and determined in such a New York State or federal court, and that such jurisdiction of such courts with respect thereto shall be exclusive, except solely to the extent that all such courts shall lawfully decline to exercise such jurisdiction. Each of the parties hereto hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document or in respect of any such transaction, that it is not subject to such jurisdiction. Each of the parties hereto hereby waives, and agrees not to assert, to the maximum extent permitted by law, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. The parties hereto hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 5.8 or in such other manner as may be permitted by law, shall be valid and sufficient service thereof. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.8. Entire Agreement. This Agreement constitutes the entire agreement among all the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings.

5.9. Notices. All notices or other communications permitted or required under this Agreement shall be in writing and shall be sufficiently given if and when hand delivered to the Persons set forth below or if sent by documented overnight delivery service or registered or certified mail, postage prepaid, return receipt requested, or by facsimile, receipt acknowledged, addressed as set forth below or to such other Person or Persons and/or at such other address or addresses as shall be furnished in writing by any party hereto to the others. Any such notice or communication shall be deemed to have been given as of the date received, in the case of personal delivery, on the Business Day following delivery to a overnight courier service in the case of overnight delivery, three Business Days following deposit by regular U.S. mail in the case of a mailing, or on the date shown on the receipt or confirmation therefor in all other cases (including electronic confirmation of facsimile delivery)

(a)	if to the Company, to:

VTB Holdings, Inc.

150 Clearbrook Rd. Suite 162

Elmsford, NY 10523

Facsimile:    (914) 345-2252

Attention:    Carmine Bonanno

with a copy to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19102

Facsimile: (215) 994-2222

Attention: Henry N. Nassau, Esq. and David S. Denious, Esq.

(b) If to any of the Series B Preferred Stockholders, to such Series B Preferred Stockholder’s address as set forth in Exhibit A hereto.

5.10. Construction. Within this Agreement, the singular shall include the plural and the plural shall include the singular, and any gender shall include all other genders, all as the meaning and the context of this Agreement shall require. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.

5.11. Section Headings and Defined Terms. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning and interpretation of this Agreement. The terms defined herein and in any agreement executed in connection herewith include the plural as well as the singular and the singular as well as the plural, and the use of masculine pronouns shall include the feminine and neuter. Except as otherwise indicated, all agreements defined herein refer to the same as from time to time amended or supplemented or the terms thereof waived or modified in accordance herewith and therewith.

5.12. Party No Longer Owning Securities. If a party hereto ceases to own any securities of the Company, such party will no longer be deemed to be a Stockholder for purposes of this Agreement.

5.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original (including facsimile or pdf signatures); and any Person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. The parties hereto may deliver this Agreement by facsimile or pdf signature, and each party shall be permitted to rely upon the signatures so transmitted to the same extent and effect as if they were original signatures.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Right of First Refusal Agreement as of the date first set forth above.

VTB HOLDINGS, INC.

By	/s/ Kenneth A. Fox
Name:	Kenneth A. Fox
Title:	President

SERIES B PREFERRED STOCKHOLDERS

By	/s/ John Bonanno
John Bonanno

[Signature Page to Right of First Refusal Agreement]

EXHIBIT A

(To the Right of First Refusal Agreement)

SCHEDULE OF STOCKHOLDERS

		Shares of
		Series B
		Preferred
		Stock
Name	Address	Owned
John Bonanno	215 E. 77th Street New York, NY 10021 USA	1,000,000
	TOTAL:	1,000,000